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EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) [    ]

WACHOVIA BANK, NATIONAL ASSOCIATION
(Exact Name of Trustee as Specified in its Charter)

22-1147033
(I.R.S. Employer Identification No.)

One Wachovia Center- 301 South College Street Charlotte, North Carolina
(Address of Principal Executive Offices)

28288
(Zip Code)

WACHOVIA BANK, NATIONAL ASSOCIATION
200 BERKELEY STREET, 17TH FLOOR
BOSTON, MA 02116
ATTENTION: TIMOTHY A. DONMOYER
(617) 210-3772
(Name, address and telephone number of Agent for Service)

MAC-GRAY CORPORATION
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

04-3361982
(I.R.S. Employer Identification No.)

22 Water Street
Cambridge, MA
(Address of Principal Executive Offices)

02141
(Zip Code)

7 5/8% SENIOR NOTES DUE 2015
(Title of Indenture Securities)

1.    General information.

Furnish the following information as to the trustee:

a)    Name and address of each examining or supervisory authority to which it is subject:

  Comptroller of the Currency
  United States Department of the Treasury
  Washington, D.C. 20219

  Federal Reserve Bank
  Richmond, Virginia 23219

  Federal Deposit Insurance Corporation
  Washington, D.C. 20429

b)    Whether it is authorized to exercise corporate trust powers.

        Yes.

2.    Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

3.    Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee:

        Not applicable—see answer to Item 13.

4.    Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

  (a)
  Title of the securities outstanding under each such other indenture.

  (b)
  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

        Not applicable—see answer to Item 13.

5.    Interlocking directorates and similar relationships with the obligor or underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

        Not applicable—see answer to Item 13.

6.    Voting securities of the trustee owned by the obligor or its officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

        Not applicable—see answer to Item 13.

7.    Voting securities of the trustee owned by underwriters or their officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

        Not applicable—see answer to Item 13.

8.    Securities of the obligor owned or held by the trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

        Not applicable—see answer to Item 13.

9.    Securities of underwriters owned or held by the trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

        Not applicable—see answer to Item 13.

10.    Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

        Not applicable—see answer to Item 13.

11.    Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

        Not applicable—see answer to Item 13.

12.    Indebtedness of the obligor to the trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

        Not applicable—see answer to Item 13.

13.    Defaults by the obligor.

a)    State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

        None.

b)    If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

        None.

14.    Affiliations with the underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

        Not applicable—see answer to Item 13.

15.    Foreign trustee.

Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

  Not applicable—trustee is a national banking association organized under the laws of the United States.

16.    List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

1.    Copy of Articles of Association of the trustee as now in effect.

  A copy of the articles of association of the trustee is on file with the Securities and Exchange Commission as Exhibit 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement on Form S-4 of Mohegan Tribal Gaming Authority (File No. 333-125609) and is incorporated herein by reference thereto.

2.    A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

  Attached is a copy of the Certificate of the Comptroller of the Currency dated September 16, 2005, evidencing the authority of the trustee to transact business.

3.    A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

  Attached is a copy of the Certificate of the Comptroller of the Currency dated July 13, 2004, evidencing the trustee's corporate existence and fiduciary powers.

4.    Copy of existing by-laws of the trustee.

  A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification

  of Trustee (Form T-1) filed with the Registration Statement on Form S-4 of Mohegan Tribal Gaming Authority (File No. 333-125609) and is incorporated herein by reference thereto.

5.    Copy of each indenture referred to in Item 4, if the obligor is in default.

        Not applicable.

6.    The consents of United States institutional trustees required by Section 321(b) of the Act.

  The consent of the trustee required by Section 321(b) of the Act is attached hereto.

7.    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

  A copy of report of condition of the trustee at the close of business on June 30, 2005, published pursuant to the requirements of its supervising authority is attached hereto.

8.    Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

        Not Applicable.

9.    Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.

        Not Applicable.

NOTE

        The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and the Commonwealth of Massachusetts, on the 28th day of September, 2005.

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ TIMOTHY A. DONMOYER Timothy A. Donmoyer Vice President

EXHIBIT 2

[GRAPHIC]

Comptroller of the Currency
Administrator of National Banks
Washington, D.C. 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John C. Dugan, Comptroller of the Currency, do hereby certify that:

1.
The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2.
"Wachovia Bank, National Association," Charlotte, North Carolina, (Charter No. 1) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this September 16, 2005.

[SEAL]

/s/ JOHN C. DUGAN Comptroller of the Currency

EXHIBIT 3

[GRAPHIC]

Comptroller of the Currency
Administrator of National Banks
Washington, D.C. 20219

Certificate of Corporate Existence and Fiduciary Powers

I, Julie L. Williams, Comptroller of the Currency, do hereby certify that:

1.
The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2.
"Wachovia Bank, National Association," Charlotte, North Carolina, (Charter No. 1) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this July 13, 2005.

[SEAL]

/s/ JULIE L. WILLIAMS Acting Comptroller of the Currency

EXHIBIT 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of 7 5/8% Senior Notes due 2015 by Mac-Gray Corporation, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ TIMOTHY A. DONMOYER Timothy A. Donmoyer Vice President
Boston, Massachusetts
September 28, 2005

EXHIBIT 7

FFIE C 031
Page RC-1

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

				RCFD	Bil Mil Thou
		Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin(1)			0081	13,340,000	1.a.
	b. Interest-bearing balances(2)			0071	702,000	1.b.
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	114,033,000	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold in domestic offices		RCON	B987	145,000	3.a.
	b. Securities purchased under agreements to resell(3)		RCFD	B989	4,343,000	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):			RCFD
	a. Loans and leases held for sale			5369	14,492,000	4.a.
	b. Loans and leases, net of unearned income	B528	227,612,000			4.b.
	c. LESS: Allowance for loan and lease losses	3123	2,645,000			4.c.
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	224,967,000	4.d.
5.	Trading assets (from Schedule RC-D)			3545	32,025,000	5.
6.	Premises and fixed assets (including capitalized leases)			2145	4,321,000	6.
7.	Other real estate owned (from Schedule RC-M)			2150	136,000	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	1,131,000	8.
9.	Customers' liability to this bank on acceptances outstanding			2155	826,000	9.
10.	Intangible assets:
	a. Goodwill			3163	19,699,000	10.a.
	b. Other intangible assets (from Schedule RC-M)			0426	1,996,000	10.b.
11.	Other assets (from Schedule RC-F)			2160	27,373,000	11.
12.	Total assets (sum of items 1 through 11)			2170	459,529,000	12.

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreement in domestic and foreign offices, regardless of maturity.

FFIE C 031
Page RC-2

Schedule RC—Continued

						Bil Mil Thou
		Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C				RCON
	from Schedule RC-E, part I)				2200	284,231,000	13.a.
	(1) Noninterest-bearing(1)	RCON	6631	64,586,000			13.a.(1)
	(2) Interest-bearing	RCON	6636	219,645,000			13.a.(2)
	b. In foreign offices, Edge and Agreement subsidiaries, and				RCFN
	IBFs (from Schedule RC-E, part II)				2200	25,202,000	13.b.
	(1) Noninterest-bearing	RCFN	6631	65,000			13.b.(1)
	(2) Interest-bearing	RCFN	6636	25,137,000			13.b.(2)
14.	Federal funds purchased and securities sold under agreements to repurchase
	a. Federal funds purchased in domestic offices(2)			RCON	B993	3,546,000	14.a.
	b. Securities sold under agreements to repurchase(3)			RCFD	B995	28,940,000	14.b.
15.	Trading liabilities (from Schedule RC-D)			RCFD	3548	12,730,000	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule				RCFD
	RC-M)				3190	28,775,000	16.
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding				2920	859,000	18.
19.	Subordinated notes and debentures(4)				3200	13,323,000	19.
20.	Other liabilities (from Schedule RC-G)				2930	12,305,000	20.
21.	Total liabilities (sum of items 13 through 20)				2948	409,911,000	21.
22.	Minority interest in consolidated subsidiaries				3000	1,732,000	22.
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23.
24.	Common stock				3230	455,000	24.
25.	Surplus (exclude all surplus related to preferred stock)				3839	35,351,000	25.
26.	a. Retained earnings				3632	11,494,000	26.a.
	b. Accumulated other comprehensive income(5)				B530	586,000	26.b.
27.	Other equity capital components(6)				A130	0	27.
28.	Total equity capital (sum of item 23 through 27)				3210	47,886,000	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	459,529,000	29.

Memorandum

To be reported with the March Report of Condition.

			RCFD	Number
1.		Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004.	6724	N/A	M.1.
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares

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EXHIBIT 25.1